SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	December 5, 2007
(Date of earliest event reported)

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24724	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number)

1398 Central Avenue, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

  (563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On December 3, 2007, the Nominating and Compensation Committee (the “Committee”) of Heartland Financial USA, Inc. (the “Company”) amended the Heartland Financial USA, Inc. Policy on Director Fees to reflect that the Company’s directors will be compensated with shares of common stock of the Company in 2008 instead of a combination of cash and common stock. The Committee feels this change to compensation, all in the form of Company stock, further encourages the commitment of each director to the success of the Company.

Non-employee directors will be paid compensation for service during the period from the Company’s regularly scheduled 2008 annual meeting to the Company’s regularly scheduled 2009 annual meeting in the form of restricted shares of the Company’s common stock granted under the 2005 Long-Term Incentive Plan. Such shares shall be awarded as of the date of the 2008 annual meeting and shall vest one year from the date of the award. In the event a director leaves the board for any reason prior to any vesting date, the Committee shall retain sole discretion to determine the disposition of the shares awarded but not vested.  Pursuant to the revised policy, on the date of the 2008 annual meeting, the Company expects to grant the following awards:

Director	Shares
James F. Conlan	900
John W. Cox, Jr.	1,000
Mark C. Falb	1,100
Thomas L. Flynn	1,000
James R. Hill	1,000

Additionally, for the period January 1, 2008, until the date of the Company’s 2008 annual meeting, non-employee directors will continue to be paid fees in the amounts previously adopted by the Committee on November 14, 2006, except that such fees shall be paid in the form of unrestricted shares of the Company’s common stock.

The Heartland Financial USA, Inc. Policy on Director Fees as adopted on December 3, 2007, and Policy on Expense Reimbursement for Directors as adopted on July 20, 2004, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell company transactions.

None.

(d)	Exhibits.

99.1 Heartland Financial USA, Inc. Policy on Director Fees and Policy on Expense Reimbursement For Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.
Dated: December 5, 2007	By:/s/ John K. Schmidt
John K. Schmidt
Executive Vice President, Chief Financial Officer and Chief Operating Officer